UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934

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☐	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☒	Definitive Information Statement

PAZOO, INC.
(Name of Registrant As Specified in Charter)

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Pazoo, Inc.
760 Route 10, Suite 203
Whippany, New Jersey 07981

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

Dear Shareholders:

We are writing to advise you that our Board of Directors and shareholders holding a majority of our outstanding voting capital stock have approved a reverse stock split, effecting the common stock, at a ratio of 100 to 1, meaning that following the Effective Date, as defined below, of the reverse stock split the common shareholders will own one share of common stock for each one hundred shares of common stock currently owned by such shareholder.

These actions were approved by written consent on January 4, 2016 by our Board of Directors and a majority of holders of our voting capital stock, in accordance with Nevada Revised Statutes. Our directors and majority of the shareholders of our outstanding capital stock, as of the record date of January 4, 2016, have approved the reverse stock split after carefully considering it and concluding that approving the reverse stock split was in the best interests of our Company and our shareholders.

WE ARE NOT ASKING YOU FOR A PROXY,
AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

No action is required by you. Pursuant to Rule 14(c)-2 under the Securities Exchange Act of 1934, as amended, the proposals will not be adopted until a date at least twenty (20) days after the date of this Information Statement has been mailed to our shareholders. This Information Statement is first mailed to you on or about February 12 , 2016.

ONLY THE STOCKHOLDERS OF RECORD AT THE CLOSE OF BUSINESS ON JANUARY 4, 2016, THE RECORD DATE, ARE ENTITLED TO NOTICE OF THE CORPORATE ACTION.  STOCKHOLDERS WHO HOLD IN EXCESS OF 50% OF PAZOO’s SHARES OF VOTING CAPITAL STOCK ENTITLED TO VOTE ON THE ACTION HAVE VOTED IN FAVOR OF THE ACTIONS.  AS A RESULT, THE ACTION HAS BEEN APPROVED WITHOUT THE AFFIRMATIVE VOTE OF ANY OTHER STOCKHOLDERS OF PAZOO.  THESE ACTIONS ARE EXPECTED TO BE EFFECTIVE ON A DATE THAT IS AT LEAST TWENTY (20) DAYS AFTER THE MAILING OF THE DEFINITIVE INFORMATION STATEMENT TO THE SHAREHOLDERS OF RECORD.

We encourage you to read the attached Information Statement carefully for further information regarding these actions.  In accordance with Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended, the approval of the action described herein by the holders of a majority of the voting power of the Company will be deemed ratified and effective at a date that is at least 20 days after the date this Information Statement has been mailed or furnished to our stockholders.  This Information Statement is first being mailed or furnished to stockholders on or about February 12 , 2016.

Pazoo, Inc.
760 Route 10, Suite 203
Whippany, New Jersey 07981

INFORMATION STATEMENT AND NOTICE OF ACTIONS TAKEN
BY WRITTEN CONSENT OF THE MAJORITY SHAREHOLDERS
OF THE VOTING CAPITAL STOCK OF THE CORPORATION

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS
 AND NO STOCKHOLDERS' MEETING WILL BE HELD
 TO CONSIDER THE MATTERS DESCRIBED HEREIN.

This Information Statement is being furnished to you solely for the purpose of informing stockholders of the matters described herein in compliance with Regulation 14C of the Exchange Act.

GENERAL

This Information Statement is being furnished to all holders of the common stock of Pazoo, Inc. (the "Company") as of January 4, 2016 in connection with the action taken by written consent of holders of a majority of the outstanding voting power of the Company to authorize the Reverse Stock Split.

"We," "us," "our," the “Registrant” and the "Company" refers to Pazoo, Inc., a Nevada corporation

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors of the Company (the “Board”) believes that the stockholders of the Company will benefit from the Reverse Stock Split because it will attract potential investment from outside investors which will create a more liquid public market for its common stock.  In order to facilitate such transaction, the Board has determined that the capitalization structure of the Company should be changed.

ACTIONS TO BE TAKEN

This Information Statement contains a brief summary of the material aspects of the actions approved by the Board and the holders of the majority of the outstanding voting capital stock of the Company.

REVERSE STOCK SPLIT

DECREASE THE NUMBER OF ISSUED AND OUTSTANDING
SHARES OF OUR COMMON STOCK

GENERAL

The Board approved a resolution to effectuate a 100:1 reverse stock split.  Under this reverse stock split each 100 shares of our Common Stock will be automatically converted into 1 share of Common Stock.  To avoid the issuance of fractional shares of Common Stock, the Company will issue an additional share to all holders of fractional shares.  The effective date of the reverse stock split will be March 6 , 2016 (the “Effective Date”).

PLEASE NOTE THAT THE REVERSE STOCK SPLIT WILL NOT CHANGE YOUR PROPORTIONATE EQUITY INTERESTS IN THE COMPANY, EXCEPT AS MAY RESULT FROM THE ISSUANCE OR CANCELLATION OF SHARES PURSUANT TO THE FRACTIONAL SHARES.

PLEASE NOTE THAT THE REVERSE STOCK SPLIT WILL HAVE THE EFFECT OF SUBSTANTIALLY INCREASING THE NUMBER OF SHARES THE COMPANY WILL BE ABLE TO ISSUE TO NEW OR EXISTING SHAREHOLDERS, INCLUDING HOLDERS OF CONVERTIBLE SERIES OF PREFERRED STOCK, BECAUSE THE NUMBER OF AUTHORIZED SHARES WILL REMAIN THE SAME WHILE THE NUMBER OF SHARES ISSUED AND OUTSTANDING WILL BE REDUCED 100-FOLD.

PURPOSE AND MATERIAL EFFECTS OF THE REVERSE STOCK SPLIT

The Board of Directors believe that, among other reasons, the number of outstanding shares of our Common Stock have contributed to a lack of investor interest in the Company and has made it difficult to attract new investors and potential business partners.  As a result, the Board of Directors has proposed the Reverse Stock Split as one method to attract business opportunities in the Company.

When a company engages in a reverse stock split, it substitutes one share of stock for a predetermined amount of shares of stock. It does not increase the market capitalization of the company. An example of a reverse split is the following. A company has 10,000,000 shares of common stock outstanding. Assume the market price is $.01 per share. Assume that the company declares a 1 for 5 reverse stock split. After the reverse split, that company will have 1/5 as many shares outstanding, or 2,000,000 shares outstanding. The stock will have a market price of $0.05. If an individual investor owned 10,000 shares of that company before the split at $.01 per share, he will own

2,000 shares at $.05 after the split. In either case, his stock will be worth $100. He is no better off before or after. Except that such company hopes that the higher stock price will make that company look better and thus the company will be a more attractive potential business partners and investors. There is no assurance that that company's stock will rise in price after a reverse split or that a suitable business partners or investors will emerge.

We believe that the reverse stock split may improve the price level of our Common Stock and that the higher share price could help generate interest in the Company among investors and other business opportunities. However, the effect of the reverse split upon the market price for our Common Stock cannot be predicted, and the history of similar stock split combinations for companies in like circumstances is varied. There can be no assurance that the market price per share of our Common Stock after the reverse split will rise in proportion to the reduction in the number of shares of Common Stock outstanding resulting from the reverse split. The market price of our Common Stock may also be based on our performance and other factors, some of which may be unrelated to the number of shares outstanding.

The reverse split will affect all of our common stockholders uniformly and will not immediately affect any stockholder's percentage ownership interests in the Company or proportionate voting power, except to the extent that the reverse split results in any of our stockholders owning a fractional share. All stockholders holding a fractional share shall be issued an additional share. The principal effect of the Reverse Stock Split will be that the number of shares of Common Stock issued and outstanding will be reduced from         shares of Common Stock as of 1,594,496,703 to approximately 15,944,967 shares (depending on the number of fractional shares that are issued). The Reverse Stock Split will affect the shares of common stock outstanding. The number of issued and authorized shares of Preferred Stock will not be affected.

The Reverse Stock Split will not affect the par value of our Common Stock. As a result, on the effective date of the Reverse Stock Split, the stated capital on our balance sheet attributable to our Common Stock will be reduced to less than the present amount, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our Common Stock will be increased because there will be fewer shares of our Common Stock outstanding.

The Reverse Stock Split will not change the proportionate equity interests of our stockholders, nor will the respective voting rights and other rights of stockholders be altered. The Common Stock issued pursuant to the Reverse Stock Split will remain fully paid and non-assessable. The Reverse Stock Split is not intended as, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Securities Exchange Act of 1934. We will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934.

Stockholders should recognize that they will own fewer numbers of shares than they presently own (a number equal to the number of shares owned immediately prior to the filing of the certificate of amendment divided by 100). While we expect that the Reverse Stock Split will result in an increase in the potential market price of our Common Stock, there can be no assurance that the Reverse Stock Split will increase the potential market price of our Common Stock by a multiple equal to the exchange number or result in the permanent increase in any potential market price (which is dependent upon many factors, including our performance and prospects). Also, should the market price of our Common Stock decline, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would pertain in the absence of a reverse split. Furthermore, the possibility exists that potential liquidity in the market price of our Common Stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse split. In addition, the reverse split will increase the number of stockholders of the Company who own odd lots (less than 100 shares). Stockholders who hold odd lots typically will experience an increase in the cost of selling their shares, as well as possible greater difficulty in effecting such sales. Consequently, there can be no assurance that the reverse split will achieve the desired results that have been outlined above.

Anti-Takeover Effects of the Reverse Stock Split

THE OVERALL EFFECT OF THE REVERSE STOCK SPLIT MAY BE TO RENDER MORE DIFFICULT THE ACCOMPLISHMENT OF MERGERS OR THE ASSUMPTION OF CONTROL BY A PRINCIPAL STOCKHOLDER, AND THUS MAKE DIFFICULT THE REMOVAL OF MANAGEMENT.

The effective increase in our authorized shares could potentially be used by management to thwart a take-over attempt.  The over-all effects of this proposal might be to render it more difficult or discourage a merger, tender offer or proxy contest, or the assumption of control by a holder of a large block of the Company’s securities and the removal of incumbent management.  The proposal could make the accomplishment of a merger or similar transaction more difficult, even if, it is beneficial to shareholders. Management might use the additional shares to resist or frustrate a third-party transaction, favored by a majority of the independent stockholders, that would provide an above market premium, by issuing additional shares to frustrate the take-over effort.

This proposal is not the result of management’s knowledge of an effort to accumulate the issuer’s securities or to obtain control of the issuer by means of a merger, tender offer, solicitation or otherwise. It was done as a way to attract potential investors and conduct a financing transaction.

Neither the Company’s charter nor its by-laws presently contain any provisions having anti-takeover effects and this proposal is not a plan by management to adopt a series of amendments to the Company’s charter or by-laws to institute an anti-takeover provision.  The Company does not have any plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences.

As discussed above, the Reverse Stock Split was the subject of a unanimous vote by the Board of Directors approving the Reverse Stock Split.  There are no rules or practices on any stock exchange that permit such exchange to reserve the right to refuse to list or to de-list any stock which completes a reverse stock split.

PLANS, PROPOSALS OR ARRANGEMENTS TO ISSUE NEWLY AVAILABLE SHARES OF COMMON STOCK

The main purpose of completing this Reverse Stock Split is to increase the market price of the common stock and increase amount of shares available in order to have the ability to issue shares and attract investors.  The Company has not entered into any agreements whereby it has agreed to issue the newly available shares.

FRACTIONAL SHARES

We will not issue fractional certificates for post-reverse split shares in connection with the reverse split. Instead, an additional share shall be issued to all holders of a fractional share. To the extent any holders of pre-reverse split shares are entitled to fractional shares as a result of the Reverse Stock Split, the Company will issue an additional share to all holders of fractional shares.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE AND SHOULD NOT SUBMIT ANY CERTIFICATES WITHOUT THE LETTER OF TRANSMITTAL.

SUMMARY OF REVERSE STOCK SPLIT

Below is a brief summary of the reverse stock split:

The issued and outstanding Common Stock shall be reduced on the basis of one post-split share of the Common Stock for every 100 pre-split shares of the Common Stock outstanding. The consolidation shall not affect any rights, privileges or obligations with respect to the shares of the Common Stock existing prior to the consolidation.

Stockholders of record of the Common Stock as of January 4, 2016 shall have their total shares reduced on the basis of one post-split share of Common Stock for every 100 pre-split shares outstanding.

As a result of the reduction of the Common Stock, the pre-split total of issued and outstanding shares of 1,594,496,703 shall be consolidated to a total of approximately 15,944,967 issued and outstanding shares (depending on the number of fractional shares that are be issued or cancelled).

The Company’s authorized number of common stock shall remain at 2,950,000,000 shares of the Common Stock.

This action has been approved by the Board and the written consents of the holders of the majority of the outstanding voting capital stock of the Company.

The entire cost of furnishing this Information Statement will be borne by the Company. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith. The Board of Directors has fixed the close of business on January 4, 2016, as the record date (the “Record Date”) for the determination of Stockholders who are entitled to receive this Information Statement.

You are being provided with this Information Statement pursuant to Section 14C of the Exchange Act and Regulation 14C and Schedule 14C thereunder, and, in accordance therewith, the Reverse Stock Split will not be filed with the Secretary of State of the State of Nevada or become effective until at least 20 calendar days after the mailing of this Information Statement.

This Information Statement is being mailed on or about February 12 , 2016 to all Stockholders of record as of the Record Date.

ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q (the “1934 Act Filings”) with the Securities and Exchange Commission (the “Commission”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

OUTSTANDING VOTING SECURITIES

Our authorized capital stock consists of 2,950,000,000 shares of Common Stock, par value $0.0001 per share, of which 1,594,496,703 shares are outstanding as of January 4, 2016.  Additionally, the Company has authorized 5,000,000 Series B Preferred Stock have voting power (1,000 votes for every share of Series B Preferred Stock) of which 1,762,500 issued and outstanding as of January 4, 2016.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following information table sets forth certain information regarding the Company’s common stock owned on the Record Date by (i) each who is known by the Company to own beneficially more than 5% of its outstanding Common Stock, (ii) each director and officer, and (iii) all officers and directors as a group:

Name and Address of Voting Shareholders (1)	Number of Shares Voted	Percentage of Class	Percentage Total of Voting Power (2)

David Cunic	Common: 15,000,000 Series B: 312,500	0.94% 17.73%	9.76%
Antonio Del Hierro	Series B: 150,000	8.51%	4.47%
Steve Basloe	Common: 15,000,000 Series B: 500,000	0.94% 28.37%	15.34%
David Lieberthal	Series B: 150,000	8.51%	4.47%
Ben Hoehn	Common: 2,500,000 Series B: 250,000	0.16% 14.18%	7.52%
Ben Bingham	Series B: 150,000	8.51%	4.47%
Jordan Strom	Series B: 125,000	7.83%	3.72%
Gregory Jung	Series B: 125,000	7.83%	3.72%
All Votes Cast (5 persons)	Common: 32,500,000 Series B: 1,762,500	2.04% 100.00%	53.47%

(1)	Address of all voting shareholders is 760 Route 10, Suite 203, Whippany, New Jersey.
(2)	Percent of Class is based on 1,594,496,703 shares of common stock and 1,762,500 Shares of Series B (which have 1,000 votes per share) issued and outstanding as of January 4, 2016.

DISSENTER’S RIGHTS OF APPRAISAL

The Stockholders have no dissenter’s right under Nevada Corporate Law, the Company’s articles of incorporation consistent with above, or By-Laws to dissent from any of the provisions adopted in the Amendments.

VOTE REQUIRED

Pursuant to the Company's By-Laws and the Nevada Revised Statutes, a vote by the holders of at least a majority of the Company’s outstanding votes is required to effect the Amendment and the Increase in Authorized Capital. As of the record date, the Company had 1,594,496,703 of the shares of common stock that are entitled to one vote each for a total of 1,594,496,703 votes.  Additionally, the holders of the Series B Preferred Stock are entitled to 1,000 votes for every share of Series B Preferred Stock.  As of the record date, the Company had 1,762,500 of the shares of Series B Preferred Stock are entitled to 1,762,500,000 votes. The consenting stockholders voted in favor of the Reverse Stock Split described herein in a unanimous written consent, dated January 4, 2016. Because consenting shareholder hold 32,500,000 shares of the issued and outstanding common stock representing 32,500,000 votes, and 1,762,500 shares Series B Preferred stock representing 1,762,500,000 votes, for a total of 1,795,000,000 votes of the capital stock (which shares are equal to 53.47% of the total issued and outstanding voting capital stock on the record date), no action by the minority stockholders in connection with the Reverse Stock Split.

VOTE REQUIRED FOR APPROVAL

In accordance with Section 78.315 and 78.320 of the Nevada Revised Statutes, the following actions were taken based upon the unanimous recommendation and approval by the Company's Board of Directors and the written consent of the majority voting power.

The Board of Directors of the Company has adopted, ratified and approved the Reverse Stock Split. The securities that are entitled to vote to approve the Reverse Stock Split consist of issued and outstanding shares of the Company's $0.001 par value common voting stock outstanding on January 4, 2016, and the holders of the issued and outstanding shares of the Company’s Series B Preferred Stock outstanding on January 4, 2016, the record date for determining shareholders who are entitled to notice of and to vote on the proposed Reverse Stock Split.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The Board of Directors fixed the close of business on January 4, 2016 as the record date for the determination of the common and preferred shareholders entitled to notice of the action by written consent.

As of the record date, the Company had 1,594,496,703 voting shares of common stock issued and outstanding. The holders of shares of common stock are entitled to one vote per share on matter to be voted upon by shareholders.

The holders of shares of common stock are entitled to receive pro rata dividends, when and if declared by the Board of Directors in its discretion, out of funds legally available therefore.

Dividends on the common stock are declared by the Board of Directors. In addition, the payment of any such dividends will depend on the Company's financial condition, results of operations, capital requirements and such other factors as the Board of Directors deems relevant.

As of the record date, the Company had 1,762,500 voting shares of Series B Preferred Stock issued and outstanding. The holders of shares of Series B Preferred Stock are entitled to one thousand votes per share, for a total of 1,762,500,000 on any matter to be voted upon by shareholders.

Shareholders and the holders of a controlling interest equaling approximately 53.47% of the voting power of the Company, as of the record date, have consented to the proposed Reverse Stock Split. The shareholders have consented to the action required to adopt the Reverse Stock Split. This consent was sufficient, without any further action, to provide the necessary stockholder approval of the action.

SECURITY OWNERSHIP OF EXECUTIVE OFFICERS, DIRECTORS
AND FIVE PERCENT STOCKHOLDERS

The following table sets forth certain information concerning the ownership of the Company's common stock as of January 4, 2016 with respect to: (i) each person known to the Company to be the beneficial owner of more than five percent of the Company's common stock; (ii) all directors; and (iii) directors and executive officers of the Company as a group. The notes accompanying the information in the table below are necessary for a complete understanding of the figures provided below. As of January 4, 2016, there were 1,594,496,703 shares of common stock issued and outstanding and 1,762,500 shares of Series B Preferred stock outstanding.

Name and Address of Voting Shareholders (1)	Number of Shares Voted	Percentage of Class	Percentage Total of Voting Power (2)

David Cunic	Common: 15,000,000 Series B: 312,500	0.94% 17.73%	9.76%
Antonio Del Hierro	Series B: 150,000	8.51%	4.47%
Steve Basloe	Common: 15,000,000 Series B: 500,000	0.94% 28.37%	15.34%
David Lieberthal	Series B: 150,000	8.51%	4.47%
Ben Hoehn	Common: 2,500,000 Series B: 250,000	0.16% 14.18%	7.52%
Ben Bingham	Series B: 150,000	8.51%	4.47%
Jordan Strom	Series B: 125,000	7.83%	3.72%
Gregory Jung	Series B: 125,000	7.83%	3.72%
All Votes Cast (5 persons)	Common: 32,500,000 Series B: 1,762,500	2.04% 100.00%	53.47%

(1)	Percent of Class is based on 1,594,496,703 shares of common stock and 1,762,500 shares of Series B Preferred Stock issued and outstanding as of January 4, 2016.
(2)	Address of all officers and directors is 760 Route 10, Suite 203, Whippany, New Jersey

The applicable percentage of ownership for each beneficial owner is based on 3,356,996,703 total votes as a result of 1,594,496,703 shares of common stock outstanding as of January 4, 2016, and 1,762,500 shares of Series B Preferred Stock, with one thousand votes for every share, outstanding as of January 4, 2016. In calculating the number of shares beneficially owned (not owned for voting purposes) by a stockholder and the percentage of ownership of that stockholder, shares of common stock issuable upon the exercise of options or warrants, or the conversion of other securities held by that stockholder, that are exercisable within 60 days, are deemed outstanding for that holder; however, such shares are not deemed outstanding for computing the percentage ownership of any other stockholder.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposed reverse stock split of the Company's common stock and of those shares or in any action covered by the related resolutions adopted by the Board of Directors, which is not shared by all other stockholders.

FORWARD-LOOKING STATEMENTS

This Information Statement may contain certain “forward-looking” statements (as that term is defined in the Private Securities Litigation Reform Act of 1995 or by the U.S. Securities and Exchange Commission in its rules, regulations and releases) representing our expectations or beliefs regarding our company. These forward-looking statements include, but are not limited to, statements concerning our operations, economic performance, financial condition, and prospects and opportunities. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” “might,” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors, including factors discussed in this and other of our filings with the U.S. Securities and Exchange Commission.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, and in accordance with the Securities Exchange Act, we file periodic reports, documents, and other information with the Securities and Exchange Commission relating to our business, financial statements, and other matters. These reports and other information may be inspected and are available for copying at the offices of the Securities and Exchange Commission, 100 F Street, N.E., Washington, DC 20549. Our SEC filings are also available to the public on the SEC’s website at http://www.sec.gov .

INCORPORATION OF FINANCIAL INFORMATION

We incorporate by reference our Annual Report on Form 10-K for fiscal year ended December 31, 2014 and our Quarterly Reports on Forms 10Q for the quarters ended March 31, 2015, June 30, 2015 and September 30, 2015.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THIS INFORMATION STATEMENT IS FOR INFORMATIONAL PURPOSES ONLY. PLEASE READ THIS INFORMATION STATEMENT CAREFULLY.

Dated: February 9 , 2016

By Order of the Board of Directors

/s/ David Cunic
Co-Chief Executive Officer and Director